UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2023

Star Alliance International Corp.

(Exact name of small business issuer as specified in its charter)

Nevada	333-197692	37-1757067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2900 West Sahara Avenue, #800 Las Vegas, NV 89102
(Address of principal executive offices)

(833) 443-7827
(Issuer’s telephone number)

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, Par Value $0.001	STAL	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 4, 2023 Star Alliance International Corp. signed a definitive agreement with the Knightsbridge Group. The agreement will become effective on December 11, 2023.

The primary points of the contract are as follows:

KG is a financial services provider with expertise in financial market expansion, digital asset management and legal representation; and

STAR is a publicly listed gold mining company with substantial reserves that desires to collaborate with KG who will assist STAR in identifying and connecting with investor markets in Asia, including market research, strategy development and networking to facilitate STAR’s investor outreach, subject to the terms and conditions described in this Agreement.

In consideration of the mutual covenants and agreements described in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, KG and STAR hereby agree as follows:

1.	DEVELOPMENT OF GOLD-BACKED DIGITAL ASSET. KG will develop and issue a Digital Gold Coin (“DGC”) backed by STAR’s gold assets. The name of the coin will be STARAU. The coin will be marketed on the Liquid platform in Asia. KG will manage the DGC and will work with STAR to ensure that all the necessary paperwork required by the SEC and any other Government agency are completed and timely filed.

2.	EXPLORATION OF DIGITAL ASSET OPPORTUNITIES. KG will work together with STAR to explore additional opportunities related to digital assets, equity and derivatives that can enhance STAR’s financial standing and growth.

3.	LEGAL REPRESENTATION. KG will provide legal representation and advisory services through, Knightsbridge Law Co., Ltd., in the Asian markets with foreign regulators, to ensure that STAR works within the regulatory framework and remains compliant with applicable laws.

4.	CONSIDERATION. KG will be entitled to the following for the services it is to provide:

a/. Forty-eight (48) million common shares of STAR stock using an S-8 process for the legal fees

b/. 50,000 Series D preferred shares of stock that will have the right to convert in twelve months. Each preferred share will convert to five hundred (500) common shares of stock. The conversion and rights of the preferred stock is fully described in the Certificate of Designation attached as Exhibit A

c/. Ten (10) percent of the developed and issued DGC, will be retained by KG as payment for development and maintenance of the DGC developed for STAR.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Description
10.1	Signed Agreement between Star Alliance International Corp. and the Knightsbridge Group
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Alliance International Corp.

/s/ Anthony L. Anish

Anthony L. Anish
Chief Financial Officer

Date: December 6, 2023

3